UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2010

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain
                  Officers.

(e) Compensatory Arrangements of Certain Officers

Fiscal 2009 Cash Bonuses

On February 24, 2010, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Kadant Inc. (the “Company”) determined fiscal 2009 cash incentive bonuses for the named executive officers of the Company for their performance during fiscal 2009. The Compensation Committee determined the bonus amounts using performance measures previously established in accordance with the Company’s stockholder-approved cash incentive plan. For 2009, the performance measures were based upon corporate financial measures of adjusted return on shareholders’ equity and growth in adjusted earnings per share of the Company’s continuing operations and, for certain executives, divisional performance measures of operating income growth relative to net operating assets and return on net assets. In addition, the Compensation Committee exercised its discretion to award discretionary bonuses based on subjective criteria.

For each named executive officer the amount of the award determined under the Company’s cash incentive plan (“Non-equity incentive plan compensation”), the discretionary bonus award, and the total bonus award, is as follows:

Name	Non-Equity Incentive Plan Compensation	Discretionary Bonus Award	Total Award
William A. Rainville	$80,500	$153,900	$234,400
Edward J. Sindoni	$17,600	$33,700	$51,300
Jonathan W. Painter	$17,500	$22,400	$39,900
Thomas M. O’Brien	$17,600	$33,700	$51,300
Eric T. Langevin	$30,900	$24,100	$55,000

2009 Restricted Stock Unit Awards – Adjustments for 2009 Performance

On February 24, 2010, the Compensation Committee also determined the level of achievement of the performance goals that had been established for the performance-based restricted stock unit awards (“RSUs”) awarded to named executive officers on March 3, 2009.  The RSUs provide for an adjustment of between 50% and 150% of the target RSU award based on whether actual EBITDA from continuing operations (as defined in the RSU agreement) for the twelve-month period ended January 2, 2010 was between 50% and 115% of the EBITDA target.  The Compensation Committee determined that the actual EBITDA from continuing operations for the measurement period equaled 60.1% of the EBITDA target, resulting in an adjustment to the target RSUs by 60.1% in each case.

KADANT INC.

As a result, upon vesting of the RSU award, each named executive officer will be entitled to receive the number of shares of the Company’s common stock set forth opposite his name below:

Name	Number of Shares Deliverable Upon Vesting of RSUs
William A. Rainville	24,040
Thomas M. O’Brien	7,815
Edward J. Sindoni	7,815
Jonathan W. Painter	3,910
Eric T. Langevin	3,910

     In all other respects, the RSU awards were unchanged.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: March 2, 2010	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer